UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

At the annual meeting of shareholders of Washington Real Estate Investment Trust (the “Trust”) held on May 17, 2007, Mr. Edmund B. Cronin, Jr., current Chairman of the Board and Chief Executive Officer, announced his retirement as Chief Executive Officer effective as of June 1, 2007. Mr. Cronin will continue as a member of the Board of Trustees and effective June 1, 2007 has been appointed Non-Executive Chairman of the Board of Trustees.

Also effective June 1, 2007, the Trust appointed Mr. George F. McKenzie, the current President and Chief Operating Officer, as a member of the Board of Trustees and Chief Executive Officer. Mr. McKenzie will succeed Mr. Cronin as the Trust’s Chief Executive Officer upon Mr. Cronin’s retirement.

Mr. McKenzie, age 50, joined the Trust in September 1996 and was elected Executive Vice President, Real Estate in 2002. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1	Press release issued May 18, 2007 regarding appointment of Mr. McKenzie as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink
Chief Financial Officer

May 21, 2007